NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Fourth Quarter and Full Year 2024 Results

•Fourth quarter sales increased 4% to $747 million and full year sales increased 3% to $3,240 million

•Organic sales, which excludes the impact of foreign exchange, grew 5% and 4% in the fourth quarter and full year, respectively, driven by positive growth in all regions

•Fourth quarter and full year GAAP EPS from continuing operations of $0.52 and $1.84 compared to $0.30 and $0.83 in the prior year

•Fourth quarter adjusted EPS of $0.49, above mid-point of guidance range of $0.46 to $0.50 and includes a $0.01 unfavorable impact from foreign exchange

•2024 full year adjusted EPS of $2.66 represents an increase of 13% over the prior year, driven by sales growth and margin expansion in both segments

•2025 full year adjusted EPS expected to range from $2.70 to $2.94; the mid-point represents 11% growth when excluding the unfavorable impact of foreign exchange of $0.12

CLEVELAND – February 13, 2025 – Avient Corporation (NYSE: AVNT), an innovator of materials solutions, today announced its fourth quarter and full year results for 2024. Fourth quarter and full year GAAP earnings per share (EPS) were $0.52 and $1.84, compared to $0.30 and $0.83 in the prior year, respectively.

The company noted that full year 2024 GAAP EPS includes special items of $0.17 (see attachment 3) and $0.65 of intangible amortization expense (see attachment 1). Full year 2024 adjusted EPS was $2.66 compared to $2.36 in the prior year.

“Our teams remained focused and delivered 5% organic sales growth in the quarter with a backdrop of U.S. elections, inflation fears, and a changing geopolitical climate,” said Dr. Ashish Khandpur, President and Chief Executive Officer, Avient Corporation. “Organic sales grew in all geographic regions with the U.S. and Canada growing at 6%, EMEA at 1%, Asia at 7% and Latin America at 14%.”

Commenting on full year 2024 results, Dr. Khandpur said, “I’m also very pleased to finish with full year adjusted EPS of $2.66, reflecting a 13% increase over the prior year. We grew organic sales in each of the regions with both our Color, Additives and Inks and Specialty Engineered Materials segments growing at 3% and 6%, respectively, while expanding adjusted EBITDA margins 90 and 110 basis points, respectively, over 2023.”

“Our goal was to generate organic sales growth with margin expansion, and we delivered both in 2024,” said Dr. Khandpur. “By continuing to focus on our customers, our team achieved these results against a choppy macro environment.”

Dr. Khandpur added, “In addition, our 2024 safety performance represented the safest year in company history and evidenced that we’ll continue to build upon the many proven foundational strengths of Avient as we execute our new strategy.”

2025 Outlook

“As we shared at our Investor Day in December, we laid out a path to grow organic sales 100 – 200 basis points above GDP with margin expansion by intersecting high growth markets and secular trends with our technologies to create platforms that scale,” said Jamie Beggs, Senior Vice President and Chief Financial Officer, Avient Corporation. “As we begin 2025, we are poised to execute our strategy to deliver value for our shareholders by prioritizing our portfolio, amplifying innovation, leveraging digital technologies and harnessing the collective strengths of our more than 9,000 global employees.”

“Looking ahead, we are projecting first quarter adjusted EPS to be $0.76, which is in-line with the prior year quarter and includes a $0.04 foreign exchange headwind due to the stronger U.S. dollar,” added Ms. Beggs. “This translates to 6% adjusted EPS growth, excluding the impact of foreign exchange, and an encouraging start to the year, especially considering the outsized timing of defense orders that benefited the first quarter last year.”

“The current macro environment presents several uncertainties related to policy, inflation, foreign exchange and interest rates which provides for a broader set of potential outcomes for the year,” Ms. Beggs said. “Our best full year forecast using present information is an adjusted EBITDA range of $540 to $570 million and adjusted EPS range of $2.70 to $2.94. The mid-point of the adjusted EPS range of $2.82 represents 11% growth, excluding the unfavorable impact from foreign exchange of $0.12 for the full year.”

Dr. Khandpur added, “Despite the near-term uncertainties in the macro environment, we remain focused on what we can control: staying close to our customers and executing our strategy. Building off our strong performance in 2024, I remain optimistic in our team’s ability to achieve the long-term financial targets we shared at Investor Day last December.”

Webcast Details

Avient will provide additional details on its 2024 fourth quarter and full year results, as well as its 2025 full year outlook during its webcast scheduled for 8:00 a.m. Eastern Time on February 13, 2025.

The webcast can be viewed live at avient.com/investors, or by clicking on the webcast link here. Conference call participants in the question and answer session should pre-register using the link at avient.com/investors, or here, to receive the dial-in number and personal PIN. This information is required to access the conference call. The question and answer session will follow the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors/events-presentations immediately following the conference call and will be accessible for one year.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include organic performance (which excludes the impact of foreign exchange), adjusted EPS, adjusted operating income, adjusted EBITDA, adjusted EBITDA margins, free cash flow and adjusted free cash flow. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EPS and adjusted EBITDA, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, environmental remediation costs and associated recoveries, mark-to-market adjustments on pension and other post-retirement obligations, acquisition-related charges, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

To access Avient’s news library online, please visit www.avient.com/news.

About Avient

Our purpose at Avient Corporation (NYSE: AVNT) is to be an innovator of materials solutions that help our customers succeed, while enabling a sustainable world. Our local touch and customer engagement, combined with our global presence, allows us to serve customers with agility. We harness the collective strength of more than 9,000 employees worldwide to collaborate and build on each other's ideas. In doing so, we innovate solutions that help our customers overcome their challenges or capitalize on opportunities provided by the fast-changing world and secular trends. Our expanding portfolio of offerings includes colorants, advanced composites, functional additives, engineered materials, and Dyneema®, the world’s strongest fiber™. By intersecting our broad portfolio of technologies with the product roadmaps of our customers, we help create differentiated and high-performance products that make the world better and more sustainable. Visit www.avient.com to learn more.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; disruptions or inefficiencies in our supply chain, logistics, or operations; changes in laws and regulations in jurisdictions where we conduct business, including with respect to plastics and climate change; fluctuations in raw material prices, quality and supply, and in energy prices and supply; demand for our products and services; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; our ability to service our indebtedness and restrictions on our current and future operations due to our indebtedness; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates, changes in the rate of inflation, geopolitical conflicts and any recessionary conditions. The above list of factors is not exhaustive.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Sales	$746.5	$719.0	$3,240.4	$3,142.8
Operating income	85.6	43.1	329.3	196.8
Net income from continuing operations attributable to Avient shareholders	48.3	27.8	169.5	75.8
Diluted earnings per share from continuing operations attributable to Avient shareholders	$0.52	$0.30	$1.84	$0.83

Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Further, as a result of Avient's strategic shift to an innovator of materials solutions, it has completed several acquisitions and divestitures which have resulted in a significant amount of intangible asset amortization. Management excludes intangible asset amortization from adjusted EPS as it believes excluding acquired intangible asset amortization is a useful measure of current period earnings per share. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31,
	2024		2023
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)	$	EPS(1)

Net income from continuing operations attributable to Avient shareholders	$48.3	$0.52	$27.8	$0.30
Special items, after-tax (Attachment 3)	(18.0)	(0.20)	5.4	0.06
Amortization expense, after-tax	14.8	0.17	15.0	0.16
Adjusted net income / EPS	$45.1	$0.49	$48.2	$0.52
(1) Per share amounts may not recalculate from figures presented herein due to rounding

	Year Ended December 31,
	2024		2023
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)	$	EPS(1)

Net income from continuing operations attributable to Avient shareholders	$169.5	$1.84	$75.8	$0.83
Special items, after-tax (Attachment 3)	15.9	0.17	79.3	0.86
Amortization expense, after-tax	59.5	0.65	61.5	0.67
Adjusted net income / EPS	$244.9	$2.66	$216.6	$2.36

(1) Per share amounts may not recalculate from figures presented herein due to rounding

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Sales	$746.5	$719.0	$3,240.4	$3,142.8
Cost of sales	487.0	510.1	2,183.7	2,250.3
Gross margin	259.5	208.9	1,056.7	892.5
Selling and administrative expense	173.9	165.8	727.4	695.7
Operating income	85.6	43.1	329.3	196.8
Interest expense, net	(25.5)	(26.8)	(105.6)	(115.3)
Other income, net	3.2	4.3	1.1	5.8
Income from continuing operations before income taxes	63.3	20.6	224.8	87.3
Income tax (expense) benefit	(14.8)	7.0	(54.1)	(11.0)
Net income from continuing operations	48.5	27.6	170.7	76.3
Income (loss) from discontinued operations, net of income taxes	—	0.8	—	(0.1)
Net income	48.5	28.4	170.7	76.2
Net (income) loss attributable to noncontrolling interests	(0.2)	0.2	(1.2)	(0.5)
Net income attributable to Avient common shareholders	$48.3	$28.6	$169.5	$75.7

Earnings per share attributable to Avient common shareholders - Basic:
Continuing operations	$0.53	$0.30	$1.86	$0.83
Discontinued operations	—	0.01	—	—
Total	$0.53	$0.31	$1.86	$0.83

Earnings per share attributable to Avient common shareholders - Diluted:
Continuing operations	$0.52	$0.30	$1.84	$0.83
Discontinued operations	—	0.01	—	—
Total	$0.52	$0.31	$1.84	$0.83

Cash dividends declared per share of common stock	$0.2700	$0.2575	$1.0425	$1.0000

Weighted-average shares used to compute earnings per common share:
Basic	91.4	91.2	91.3	91.1
Diluted	92.2	91.9	92.0	91.8

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of sales:
Restructuring costs, including accelerated depreciation	$(4.6)	$(2.0)	$1.0	$(11.9)
Environmental remediation costs	(6.8)	(17.2)	(35.0)	(69.7)
Reimbursement of previously incurred environmental costs	34.7	1.6	34.7	1.6
Impact on cost of sales	23.3	(17.6)	0.7	(80.0)

Selling and administrative expense:
Restructuring and employee separation costs	(2.6)	(1.1)	(9.2)	(14.9)
Legal and other	(0.3)	(6.1)	(10.4)	(15.2)
Acquisition related costs	—	(1.3)	(2.5)	(5.9)
Impact on selling and administrative expense	(2.9)	(8.5)	(22.1)	(36.0)

Impact on operating income	20.4	(26.1)	(21.4)	(116.0)

Interest expense, net - financing costs	—	(0.1)	(2.3)	(2.3)

Pension and post retirement mark-to-market adjustments and other	3.5	3.8	3.6	3.7
Impact on other income, net	3.5	3.8	3.6	3.7

Impact on income from continuing operations before income taxes	23.9	(22.4)	(20.1)	(114.6)
Income tax (expense) benefit on above special items	(5.8)	4.5	6.1	27.7
Tax adjustments(2)	(0.1)	12.5	(1.9)	7.6
Impact of special items on net income from continuing operations	$18.0	$(5.4)	$(15.9)	$(79.3)

Diluted earnings per common share impact	$0.20	$(0.06)	$(0.17)	$(0.86)

Weighted average shares used to compute adjusted earnings per share:
Diluted	92.2	91.9	92.0	91.8

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax impact from non-recurring income tax items and certain adjustments to uncertain tax position reserves and valuation allowances.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	Year Ended December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$544.5	$545.8
Accounts receivable, net	399.5	399.9
Inventories, net	346.8	347.0
Other current assets	131.3	114.9
Total current assets	1,422.1	1,407.6
Property, net	955.3	1,028.9
Goodwill	1,659.7	1,719.3
Intangible assets, net	1,450.4	1,590.8
Operating lease assets, net	89.1	65.3
Deferred income tax assets	81.3	92.3
Other non-current assets	153.2	64.3
Total assets	$5,811.1	$5,968.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$7.7	$9.5
Accounts payable	417.4	432.3
Accrued expenses and other current liabilities	331.0	331.8
Total current liabilities	756.1	773.6
Non-current liabilities:
Long-term debt	2,059.3	2,070.5
Deferred income taxes	260.4	281.6
Other non-current liabilities	405.7	504.8
Total non-current liabilities	2,725.4	2,856.9

SHAREHOLDERS' EQUITY
Avient shareholders’ equity	2,313.8	2,319.2
Noncontrolling interest	15.8	18.8
Total equity	2,329.6	2,338.0
Total liabilities and equity	$5,811.1	$5,968.5

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
	2024	2023
Operating activities
Net income	$170.7	$76.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	179.7	188.8
Increase in environmental insurance receivable	(34.0)	—
Deferred income tax benefit	(23.8)	(61.3)
Share-based compensation expense	15.4	13.2
Changes in assets and liabilities, net of the effect of acquisitions:
(Increase) decrease in accounts receivable	(15.2)	38.6
(Increase) decrease in inventories	(13.7)	24.3
Increase (decrease) in accounts payable	0.3	(22.2)
Decrease in pension, retirement benefits and deferred compensation	(34.3)	(8.7)
Taxes paid on gain on sale of business	—	(104.1)
(Decrease) increase in environmental obligations	(11.2)	38.9
Accrued expenses and other assets and liabilities, net	22.9	17.9
Net cash provided by operating activities	256.8	201.6

Investing activities
Capital expenditures	(121.9)	(119.4)
Net proceeds from divestiture	—	7.3
Proceeds from plant closures	3.4	7.6
Other investing activities	(2.1)	10.3
Net cash used by investing activities	(120.6)	(94.2)

Financing activities
Proceeds from long-term borrowings	650.0	—
Payments on long-term borrowings	(660.9)	(105.8)
Cash dividends paid	(94.0)	(90.2)
Payments on withholding tax on share awards	(6.4)	(3.4)
Debt financing costs	(9.6)	(2.3)
Net cash used by financing activities	(120.9)	(201.7)
Effect of exchange rate changes on cash	(16.6)	(1.0)
Decrease in cash and cash equivalents	(1.3)	(95.3)
Cash and cash equivalents at beginning of year	545.8	641.1
Cash and cash equivalents at end of year	$544.5	$545.8

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Sales:
Color, Additives and Inks	$467.7	$459.4	$2,046.5	$2,007.4
Specialty Engineered Materials	279.7	259.8	1,196.8	1,138.2
Corporate	(0.9)	(0.2)	(2.9)	(2.8)
Sales	$746.5	$719.0	$3,240.4	$3,142.8

Gross margin:
Color, Additives and Inks	$152.6	$148.3	$681.1	$631.2
Specialty Engineered Materials	84.2	78.1	374.9	341.8
Corporate	22.7	(17.5)	0.7	(80.5)
Gross margin	$259.5	$208.9	$1,056.7	$892.5

Selling and administrative expense:
Color, Additives and Inks	$92.8	$86.5	$384.9	$371.3
Specialty Engineered Materials	49.6	48.7	207.7	199.3
Corporate	31.5	30.6	134.8	125.1
Selling and administrative expense	$173.9	$165.8	$727.4	$695.7

Operating income:
Color, Additives and Inks	$59.8	$61.8	$296.2	$259.9
Specialty Engineered Materials	34.6	29.4	167.2	142.5
Corporate	(8.8)	(48.1)	(134.1)	(205.6)
Operating income	$85.6	$43.1	$329.3	$196.8

Depreciation and amortization:
Color, Additives and Inks	$21.9	$22.2	$87.5	$98.3
Specialty Engineered Materials	21.0	19.8	82.1	81.5
Corporate	2.5	2.2	10.1	9.0
Depreciation and amortization	$45.4	$44.2	$179.7	$188.8

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Color, Additives and Inks	$81.7	$84.0	$383.7	$358.2
Specialty Engineered Materials	55.6	49.2	249.3	224.0
Corporate	(6.3)	(45.9)	(124.0)	(196.6)
Other income, net	3.2	4.3	1.1	5.8
EBITDA from continuing operations	$134.2	$91.6	$510.1	$391.4
Special items, before tax	(23.9)	22.4	20.1	114.6
Interest expense included in special items	—	(0.1)	(2.3)	(2.3)
Depreciation and amortization included in special items	(0.3)	—	(1.5)	(1.9)
Adjusted EBITDA	$110.0	$113.9	$526.4	$501.8

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses operating income before special items to assess performance and allocate resources because senior management believes that this measure is most useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient's annual incentive plans and is used in debt covenant computations. Senior management believes this measure is useful to investors because it allows for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to Consolidated Statements of Income:	2024	2023	2024	2023

Sales	$746.5	$719.0	$3,240.4	$3,142.8

Gross margin - GAAP	259.5	208.9	1,056.7	892.5
Special items in gross margin (Attachment 3)	(23.3)	17.6	(0.7)	80.0
Adjusted gross margin	$236.2	$226.5	$1,056.0	$972.5

Adjusted gross margin as a percent of sales	31.6%	31.5%	32.6%	30.9%

Operating income - GAAP	85.6	43.1	329.3	196.8
Special items in operating income (Attachment 3)	(20.4)	26.1	21.4	116.0
Adjusted operating income	$65.2	$69.2	$350.7	$312.8

Adjusted operating income as a percent of sales	8.7%	9.6%	10.8%	10.0%

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to EBITDA and Adjusted EBITDA:	2024	2023	2024	2023
Net income from continuing operations – GAAP	$48.5	$27.6	$170.7	$76.3
Income tax expense (benefit)	14.8	(7.0)	54.1	11.0
Interest expense	25.5	26.8	105.6	115.3
Depreciation and amortization from continuing operations	45.4	44.2	179.7	188.8
EBITDA from continuing operations	$134.2	$91.6	$510.1	$391.4
Special items, before tax	(23.9)	22.4	20.1	114.6
Interest expense included in special items	—	(0.1)	(2.3)	(2.3)
Depreciation and amortization included in special items	(0.3)	—	(1.5)	(1.9)
Adjusted EBITDA	$110.0	$113.9	$526.4	$501.8

Adjusted EBITDA as a percent of sales	14.7%	15.8%	16.2%	16.0%

	Three Months Ended March 31, 2024
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)

Net income from continuing operations attributable to Avient shareholders	$49.4	$0.54
Special items, after-tax	5.5	0.06
Amortization expense, after-tax	14.9	0.16
Adjusted net income / EPS	$69.8	$0.76
(1) Per share amounts may not recalculate from figures presented herein due to rounding

	Year Ended December 31,
Adjusted Free Cash Flow Calculation	2024	2023
Cash provided by operating activities	$256.8	$201.6
Taxes paid on gain on sale of business	—	104.1
One-time payout associated with deferred compensation plans	20.8	—
Adjusted cash provided by operating activities	$277.6	$305.7
Capital expenditures	(121.9)	(119.4)
Adjusted free cash flow	$155.7	$186.3